Exhibit 5.1

June 7, 2012

Towers Watson & Co.

875 Third Avenue

New York, NY 10022

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Towers Watson & Co., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). On May 29, 2012, Sundance Merger Sub, Inc., an indirect wholly-owned subsidiary of the Company, was merged with and into Extend Health, Inc., with Extend Health, Inc. continuing as the surviving corporation and an indirect wholly-owned subsidiary of the Company (the time of such merger, the “Effective Time”). The Registration Statement relates to the registration of up to (a) 377,614 shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”) issuable upon exercise of outstanding stock options previously granted under the Extend Health, Inc. 2007 Equity Incentive Plan (the “Plan”) that were assumed by the Company at the Effective Time and (b) 55,514 Shares otherwise available for issuance under the Plan.

In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan and such certificates, corporate and public records, agreements and instruments and other documents, as we have deemed appropriate as a basis for the opinion expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of, the statements and representations of officers and other representatives of the Company and we have relied upon certificates and oral or written statements and other information obtained from the Company and public officials.

June 7, 2012

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares, when issued and delivered by the Company pursuant to and in accordance with the Plan and against payment therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date of effectiveness of the Registration Statement unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP